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                     EASTBROKERS INTERNATIONAL INCORPORATED

                             SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "U. S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND SUBJECT TO THE CONDITION THAT THE CORPORATION SHALL HAVE RECEIVED A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO IT FROM COUNSEL SATISFACTORY TO IT THAT SUCH OFFER, SALE OR OTHER TRANSFER IS SO EXEMPT, OR (D) IN A TRANSACTION REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS

                                                                 Dec. 11, 1998
To:      Eastbrokers International, Inc.
         -------------------------------------------
                  (print name)

         6300 S. Syracuse Way
         -------------------------------------------
                  (print address)

         Suite 400
         -------------------------------------------

         Englewood, CO  80111
         -------------------------------------------


Dear Sirs:

RE:      Subscription for Shares of Eastbrokers International Incorporated

         We hereby confirm your irrevocable agreement to subscribe for and purchase, subject to the terms and conditions set forth herein, 125,000 shares of restricted common stock (the "Securities") of Eastbrokers International Incorporated (the "Corporation"), for an aggregate purchase price of $500,000 ($4.00 per share) (the "Purchase Price").

         You (hereinafter referred to as the "Subscriber" or "you") acknowledge and agree that you have not received an offering memorandum or similar document and that your decision to enter into this Agreement and to purchase the Securities has not been made upon any verbal or written representation as to fact or otherwise made by the Corporation or any other person and that your decision is based entirely upon your own investigation and due diligence concerning the corporation. You acknowledge, however, that you have received from the Corporation a copy of its Form 10-KSB for the fiscal year ended March 31, 1998 and a copy of its Form 10-QSB for the period ended June 30, 1998.


CORPORATION'S CONDITIONS TO CLOSING

         The Corporation's obligation to sell and deliver the Securities to you is conditional upon receipt by the Corporation of documentation relating to the transaction in form and substance satisfactory to counsel to the Corporation and you. At any time prior to the Closing Date, the Corporation may choose, in its sole discretion, not to accept your subscription, in whole or in part. Any payment for the subscription of Securities not accepted by the Corporation will be returned to you without interest or deduction. Unless you have returned a signed copy of this Agreement together with payment of the aggregate Purchase Price to the Corporation at the address set forth below on or before the Closing Date, your subscription will not be deemed complete. The Corporation must accept the completed subscription on or before the Closing Date, otherwise this Agreement will be deemed not to have been accepted.


CLOSING

         Delivery and payment for the Securities will be completed on or about Dec. 15, 1998 (the "Closing Date") at the offices of EBI Securities Corporation, 6300 S. Syracuse Way, Suite 400, Englewood, Colorado 80111. Payment for the Securities subscribed for shall be made as described below.


PAYMENT OF PURCHASE PRICE

         You will pay the Purchase Price by transferring to the corporation 140,000 free trading shares of Coyote Sports, Inc. ("COYT") on the Closing Date. At any time prior to six months from the date of the Closing, you shall have the right to repurchase all of the shares of COYT by payment to the Corporation of $500,000, and the Corporation shall be obligated to deliver the shares to you upon such payment. Similarly, during the same six months, the Corporation shall have a right to sell all of the shares of COYT to you, and you shall be obligated to pay to the Corporation $500,000. Either party may exercise their right to purchase or sell by providing written notice to the other party at least five days prior to payment of the $500,000 and delivery of certificates representing the shares.


ADJUSTMENT OF SHARE PURCHASED

         In the event that the Corporation shall at any time within six months from the date of this Agreement (i) issue any shares of Common Stock (other than shares issuable upon exercise of currently outstanding warrants) at a purchase price less than $4.00, or (ii) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at an exercise price less than $4.00, the number of shares purchased by you will be increased to equal 175,000 multiplied by the fraction whose numerator is the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that could be purchased at $4.00 per share with the proceeds to the Corporation from such issuance (including any payment required upon the exercise of any such options, rights, warrants or convertible or exchangeable securities) and whose denominator is the number of shares of Common Stock outstanding immediately after such issuance assuming immediate exercise of all such options, rights, warrants and convertible or exchangeable securities; provided, however, that the provisions of this section shall not apply to the issuance of Common Stock upon exercise of any currently outstanding options, rights, warrants or convertible or exchangeable securities.


REPRESENTATIONS, WARRANTIES AND COVENANTS

         You  represent,   warrant  and  covenant  to  the  Corporation   (which
representations, warranties and covenants will survive the Closing Date) that you (or the person on behalf of whom you are contracting):

1. are acquiring the Securities subscribed for hereby as principal for your own account and not for the benefit of any other person;

2. are purchasing for investment and not with a view to the resale or distribution of all or any part of such Securities;

3. if you are an individual, or individuals, have obtained the age of majority and are legally competent to execute this Agreement and to take all actions required pursuant hereto and upon acceptance by the Corporation, this Agreement will constitute a legal, valid and binding contract enforceable against you in accordance with its terms;

4. if you are a corporation, are a valid and subsisting corporation, have the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform your covenants and obligations hereunder and have taken all necessary corporate action in respect thereof, or if you are a partnership, limited liability company or other form of unincorporated organization, you have the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform your covenants and obligations hereunder and have obtained all necessary approvals in respect thereof, and in either case, upon acceptance by the Corporation, this Agreement will constitute a legal, valid and binding contract enforceable against you in accordance with its terms;

5. have such knowledge and experience in financial and business matters and private investments of the type contemplated hereby, and are either (a) experienced in or (b) knowledgeable with regard to, the business of the Corporation as to be capable of evaluating the merits and risks of the investment and are able to bear the economic risk of loss of the investment;

6. have been provided with the opportunity to ask questions and solicit information concerning the Corporation, its business and its financial condition and prospects, have utilized such access to your satisfaction and have received from the Corporation all information requested;

7. acknowledge that you have not purchased the Securities as a result of any form of general solicitation or general advertising including advertisements, article, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

8. assuming compliance by the Corporation with all securities laws applicable to an issuer and seller of securities, are purchasing the Securities in compliance with all applicable securities laws in the jurisdiction of your residence;

9. understand that the Securities have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws and that the contemplated sale is being made in reliance on a private placement exemption to accredited investors (as such term is defined in Rule 501(a) of the U.S. Securities Act, "Accredited Investors");

10. are an Accredited Investor and are acquiring the Securities for your own account or for the account of an Accredited Investor as to which you exercise sole investment discretion and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws or applicable state securities laws and you have completed the Accredited Investor Questionnaire attached hereto as Schedule "B";

11. agree that if you decide to offer, sell at otherwise transfer any of the Securities, you will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless (i) the sale is to the Corporation; (ii) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S: (iii) the sale is made pursuant to an exemption from registration under the U.S. Securities Act and in compliance with any applicable state securities laws; and (iv) the sale is made pursuant to registration under the federal securities laws and in compliance with any applicable state securities laws.

12. understand and acknowledge that upon the original issuance thereof and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing the Securities and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U. S. SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND SUBJECT TO THE CONDITION THAT THE CORPORATION SHALL HAVE RECEIVED A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO IT FROM COUNSEL SATISFACTORY TO IT THAT SUCH OFFER, SALE OR OTHER TRANSFER IS SO EXEMPT, OR (D) IN A TRANSACTION REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

and that all certificates representing the Securities and all certificates issued in exchange therefor or in substitution thereof, shall bear the same legend.

13. consent to the Corporation making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein;

14. if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, will execute, deliver and file and otherwise reasonably assist the Corporation in filing reports, questionnaires and other similar documents with respect to the issue of the Securities;

15.  are entirely at arm's length to the Corporation; and

16. have not, in connection with your decision to subscribe for and purchase the Securities hereunder, relied upon the Corporation or the Corporation's lawyers or advisors for any legal or tax advice and have, if desired, in all cases sought the advice of your own legal counsel and tax advisors.

The foregoing representations, warranties and covenants are made by you with the intent that they survive the purchase of the Securities hereunder and shall continue in full force and effect notwithstanding any subsequent disposition by you of the Securities. The Corporation may rely upon such representations, warranties and covenants in determining your suitability as a purchaser of the Securities and you hereby agree to indemnify the Corporation and its officers, directors and agents against all losses, claims, costs, expenses and damages or liabilities which the Corporation may suffer or incur caused by or arising from the Corporation's reliance thereon. You undertake to notify the Corporation immediately of any change in any representation, warranty or other information relating to you set forth herein which takes place prior to the Closing Date of the purchase of the Securities subscribed for hereby.


REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to you (which representations and warranties will survive the Closing Date for a period of two years) that:

1. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. This Agreement and the Securities subscribed for hereby (collectively, the "Investment Documents") have been duly authorized by all necessary action, executed and delivered by the Corporation and constitute the valid and binding obligations of the Corporation, enforceable in accordance with their respective terms. The execution, delivery and performance by the Corporation of the Investment Documents (including without limitation the issuance of the Common Shares) do not require the consent of any party or regulatory authority which has not been obtained. Neither the execution nor delivery of the Investment Documents nor the performance by the Corporation of its obligations hereunder will constitute a violation of or default under (a) any indenture, agreement or other instrument to which the Corporation is a party or by which it bound; or (b) the Corporation's charter or by-laws.

3 The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein will be issued in compliance with all applicable U.S. federal and state securities laws.

4. QUALIFICATION. The Corporation and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction wherein such qualification is necessary and where failure to so qualify could have a material adverse effect on the conditional, financial or otherwise of the Corporation.

5. NON-CONTRAVENTION. The execution and delivery of this Agreement and the certificates representing the Securities and all other transactions contemplated by this Agreement do not and will not with or without the giving of notice or the lapse of time or both; (i) result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation; (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Corporation or any of its properties or assets; or (iii) have any material adverse effect on any permit, certificate, registration, approval, consent, license or franchise necessary for the Corporation to own or lease and operate any of its properties and to conduct its business.

6 APPROVALS. No authorization, approval or consent of or filing with any court, government body, regulatory agency, self-regulatory organization or stock exchange or shareholder of the Corporation is required to be obtained or made by the Corporation in connection with the execution and delivery of this Agreement or the certificates representing the Securities.

REGISTRATION RIGHTS

1. REGISTRATION. If at any time prior to the Expiration Date (as defined below) the Company files a registration statement with the United States Securities and Exchange Commission (the "Commission") pursuant to the U.S. Securities Act, or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company to the public, the Company shall offer to each holder of the Securities (each a "Holder" and together "Holders") the opportunity to include the Securities, at the Company's sole expense. Notwithstanding anything to the contrary, this subsection (1) shall not be applicable to a registration statement on Forms S-4, S-8 or their successors or any other inappropriate forms filed by the Company with the Commission. Notwithstanding the foregoing, Holder acknowledges that the Corporation is currently preparing a registration for resale by certain holders and that the Securities will not be included in such registration statement unless Maccadee Investors II, L.L.C. consents to such inclusion. The Corporation will undertake to obtain such consent.

     Participation by any Holder in a Registration Statement relating to an underwritten offering of securities by the Corporation will be conditioned upon such Holder's agreement to be bound by the terms of the underwriting agreement for such offering. If the underwriter determines that the number of securities proposed to be offered for sale pursuant to such Registration Statement by the Holders and all other security holders of the Corporation entitled to participate in such Registration Statement would have an adverse effect on the offering, then the total number of securities to be offered by each Holder and each other selling security holder will be reduced and shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as the original number of securities proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by all of the Holders and all other selling security holders.

     Notwithstanding any of the foregoing provisions, the Corporation shall have the right at any time to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof. In addition, the Corporation may require each Holder of Securities to be registered under a Registration Statement to furnish to the Corporation such information regarding such Holder and the distribution of such Holder's Securities thereunder as the Corporation may from time to time reasonably require for inclusion in such Registration Statement, and the Corporation may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

     The Company shall comply with the requirements of this subsection (1) at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement or offering statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Securities, all of which expenses shall be borne by the Holder or Holders of the Securities registered or qualified.

     In the event that the Company registers or qualifies the Securities, the Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary to comply with the applicable statutes and regulations of general application so as to permit the public sale of the Securities.

2. REGISTRATION PROCEDURES. The Corporation will use its reasonable commercial efforts to cause the Registration Statement to become and remain effective. Thereafter, until such Securities have been sold or until _______________ or such time as the Securities may be publicly sold in the United States without registration under the U.S. Securities Act, whichever is the shortest period of time (the last day of such shortest period is referred to herein as the "Expiration Date") the Corporation shall:

         (a) Prepare and file with the Commission (the "Commission") such amendments and supplements to the Registration Statement and the prospectus included therein (including any preliminary prospectus) as may be necessary to keep the Registration Statement effective;

         (b) Furnish to you such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as you may reasonably request in order to facilitate the public offering of such Securities;

         (c) Use its reasonable commercial efforts to register or qualify the Securities covered by the Registration Statement under the state securities laws of such jurisdictions as you may reasonably request (provided that the Corporation will not be required to; (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (c); (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction);

         (d) Notify you promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or any amendment or supplement to the Registration Statement or any prospectus included therein has been filed;

         (e) Notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information;

         (f) Prepare and file with the Commission, promptly upon your request any amendments or supplements to the Registration Statement or prospectus which, in the opinion of your counsel, are required under the U.S. Securities Act in connection with your distribution of Securities; and

         (g) Advise you promptly after the Corporation shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.   DELAY PERIODS; SUSPENSION OF SALES

         (a) If at any time prior to the Expiration Date, the Corporation determines that compliance by the Corporation with its disclosure obligations in connection with a Registration Statement may require the disclosure of information which the Board of Directors of the Corporation has Identified as material and which the Board of Directors has determined that the Corporation has a bona fide business purpose for preserving as confidential, then the Corporation shall not be required to maintain the effectiveness of or amend or supplement the Registration Statement for a period (an "Information Delay Period") expiring three business days after the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material or the Corporation is able to so comply with its disclosure obligations and Commission requirements or (B) 45 days after the Corporation notifies the Holders of such determination. There shall not be more than four Information Delay Periods, and there shall not be two Information Delay Periods during any contiguous 135 day period.

         (b) If at any time prior to the Expiration Date, the Corporation is advised by an investment banking firm that sales of Securities pursuant to a Registration Statement at such time would materially adversely affect any immediately planned underwritten public offering of securities by the Corporation of at least $5 million, the Corporation shall not be required to maintain the effectiveness of such Registration Statement or amend or supplement such Registration Statement for a period (a "Transaction Delay Period") commencing on the date of pricing of such public offering and expiring three business days after the earliest to occur of (i) the abandonment of such financing or (ii) 90 days after the completion of such financing. There shall not be more than two Transaction Delay Periods.

         (c) A Transaction Delay Period and an Information Delay Period are hereinafter collectively referred to as "Delay Periods" or a "Delay Period." The Corporation will give prompt written notice to each Holder of each Delay Period. Such notice shall be given (i) in the case of a Transaction Delay Period, at least 20 days in advance of the commencement of such Delay Period and (ii) in the Case of an Information Delay Period, as soon as practicable after the Board of Directors makes the determination referenced in Section 3(a). Such notice shall state to the extent, if any as is practicable, an estimate of the duration of Such Delay Period. Each Holder, by his acceptance of any Securities, agrees that (i) upon receipt of such notice of a Delay Period it will forthwith discontinue disposition of Securities pursuant to the Registration Statement and (ii) will not deliver any prospectus forming a part of the Registration Statement in connection with any sale of Securities until the expiration of such Delay Period.

4. INDEMNIFICATION BY THE CORPORATION. Subject to the conditions set forth below, in connection with any registration of Securities pursuant to
         Section 1 above, the Corporation agrees to indemnify and hold harmless you, each person. if any, who controls you within the meaning of
         Section 15 of the U.S. Securities Act and your officers, directors and agents as follows:

         (a) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), the Registration Statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Corporation or based upon written information furnished by the Corporation filed in any jurisdiction in order to qualify the Corporation's securities under the securities laws thereof; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Corporation in the course of preparing, filing, or implementing the Registration Statement; provided however, that the indemnity contained in this subsection (a) shall not apply to a holder of Registrable Securities with respect to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Corporation by or on behalf of such holder expressly for use in connection therewith or arising out of any action or inaction of any such holder;

         (b) Subject to the proviso contained in subsection (a) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (including but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Corporation.

         (c) The Corporation shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by it provided that such counsel is reasonably satisfactory to you and any other holders of Registrable Securities or controlling persons who are defendants in any suit so brought. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, such holders or controlling persons shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them as well as any other expenses thereafter incurred by them in connection with the defense thereof unless, in the reasonable opinion of such holders or controlling persons, separate representation is advisable because of conflict in the interests of the parties, in which case the Corporation shall continue to pay the fees of such counsel.

5. INDEMNIFICATION OF CORPORATION. You agree to indemnify and hold harmless the Corporation, any underwriters for the offering and each of their officers and directors and agents and each other person, if any, who controls the Corporation or such underwriters within the meaning of Section 15 of the U.S. Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Corporation under Section 5; provided however, that such indemnification shall be limited to statements or omissions, if any, made (or in settlement of any litigation effected with your written consent, alleged to have been made) in any preliminary prospectus, the Registration Statement or prospectus or any amendment or supplement thereof or any application or other document in reliance upon and in conformity with, written information furnished by you or on your behalf expressly for use in any preliminary prospectus, the Registration Statement or prospectus or any amendment or supplement thereof. In case any action shall be brought against the Corporation or any other person so indemnified, in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Corporation, and each other person so indemnified shall have the rights and duties given to you by the provisions of Section 5(c).

PURCHASER'S CONDITIONS TO CLOSING

         Your obligation to purchase the Securities as herein provided shall be subject to the following conditions:

         (a) The Corporation shall have complied with all terms and conditions of this Agreement to be complied with or performed by the Corporation at or prior to the time of Closing.

GENERAL PROVISIONS

1.       This Agreement is governed by the law of the State of Colorado.

2. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except in writing signed by each party.

3. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered by hand-delivery, first class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

         (a) if to a Holder, at the address of such Holder maintained by the Corporation's transfer agent; and

         (b) if to the Corporation, at its principal executive office, attention Vice Chairman;

         or to such other addresses as the recipient party has specified to the sending party by prior written notice to the sending party.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; when answered back, if faxed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

4. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements, written or oral, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding, please evidence your agreement to purchase the Securities on the terms and conditions set forth above by signing the enclosed duplicate copy of this letter where indicated and returning it as soon as possible (and in no event later than the Closing Date to the Corporation.

                                          Yours very truly,

                                          Eastbrokers International Incorporated


                                             /s/ Martin A. Sumichrast
                                          By:-----------------------------------

TO:      EASTBROKERS INTERNATIONAL INCORPORATED

         The undersigned hereby irrevocably accepts and agrees to be bound by the foregoing terms and conditions and directs that the Securities be registered and delivered in accordance with the registration and delivery instructions set forth below:

DIRECTIONS AS TO REGISTRATION AND DELIVERY

Name of Registered Holder:                     Investor Resource Services, Inc.

Address of Registered Holder:                  932 Burke Street
                                               Winston-Salem, NC  27101

Delivery Instructions:                         ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

DATED this 11th day of December, 1998.

Investor Resource Services, Inc.
--------------------------------------------
(Subscriber's Name)

/s/ Daniel D. Starczewski
--------------------------------------------
(Signature)

Daniel D. Starczewski
--------------------------------------------
(Print name of person signing)

President
--------------------------------------------
(Title)